                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                 TIFFANY & CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                          April 10, 2002



TIFFANY & CO.

727 Fifth Avenue
New York, N.Y. 10022

William R. Chaney
Chairman of the Board

Michael J. Kowalski
President and Chief Executive Officer

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Tiffany & Co. on Thursday, May 16, 2002, at 10:00 a.m. in the Roof/Penthouse of the St. Regis Hotel, 2 East 55th Street at Fifth Avenue, New York, New York.

     We hope that you can join us at this meeting. As a stockholder, your participation in the affairs of Tiffany & Co. is important, regardless of the number of shares that you hold. Therefore, whether or not you are able to personally attend, please vote your shares as soon as possible by completing and returning the enclosed proxy card, by calling the telephone number listed on the card, or by accessing the internet site to vote electronically.

     Enclosed are Tiffany & Co.'s 2001 Annual Report and Proxy Statement. We hope you find it informative reading.

     Thank you for your interest in Tiffany & Co.

                       Sincerely,


                       /s/ William R. Chaney
                       --------------------------
                       William R. Chaney


                       /s/ Michael J. Kowalski
                       --------------------------
                       Michael J. Kowalski

                       2002 Annual Meeting of Stockholders

                                 Proxy Statement

                                    [graphic]

                                  Tiffany & Co.

                             PROXY STATEMENT FOR THE

                       2002 ANNUAL MEETING OF STOCKHOLDERS

                                TABLE OF CONTENTS
Attendance and Voting Matters................................................. 1
         Introduction......................................................... 1
         Matters To Be Voted On at the 2002 Annual Meeting.................... 1
         How To Vote Your Shares.............................................. 1
         The Number of Votes That You Have.................................... 2
         What a Quorum Is..................................................... 2
         What a Broker Non-Vote Is............................................ 3
         What Vote Is Required To Approve Each Proposal....................... 3
         Proxy Voting on Proposals in the Absence of Instructions............. 4
         How Proxies Are Solicited............................................ 4

Ownership of Tiffany & Co..................................................... 4
         Stockholders Who Own At Least Five Percent of Tiffany & Co........... 4
         Ownership by Executive Officers and Directors........................ 6
         Compliance of Directors, Executive Officers and Greater-Than-Ten-
                  Percent Stockholders with Section 16(a) Beneficial Ownership

                  Reporting Requirements...................................... 7

Fees Paid to the Independent Accountants...................................... 7

Tiffany & Co.'s Board of Directors and Executive Officers..................... 8
         The Board of Directors, In General................................... 8
         Committees of the Board of Directors................................. 9
         Compensation of Directors............................................12
         Compensation of the CEO and Other Executive Officers.................13
         Compensation Committee Report on Executive Compensation..............22

Performance of Tiffany & Co. Stock............................................25


Discussion of Proposals Presented by the Board................................26
         Item I - Election of the Board of Directors..........................26
         Item II - Appointment of Independent Accountants.....................29

Other Matters ................................................................30
         Stockholder Proposals, In General....................................30
         Stockholder Proposals for Inclusion in the Proxy Statement
                  for the 2003 Annual Meeting.................................30
         Reminder to Vote.....................................................30
Appendix .....................................................................31

                          ATTENDANCE AND VOTING MATTERS

INTRODUCTION

     The Annual Meeting of the stockholders of Tiffany & Co. will be held on Thursday, May 16, 2002, at 10:00 a.m. in the Roof/Penthouse of the St. Regis Hotel, 2 East 55th Street at Fifth Avenue, New York, New York.

     You are entitled to vote at our 2002 Annual Meeting because you were a stockholder, or held Tiffany & Co. stock through a broker, bank or other nominee, at the close of business on March 22, 2002, the record date for this year's Annual Meeting. That is why you were sent this Proxy Statement and accompanying material.

     We have also enclosed for your review a copy of our 2001 Annual Report to Stockholders. This Report contains financial and other information about our business during our last fiscal year (February 1, 2001 to January 31, 2002).

MATTERS TO BE VOTED ON AT THE 2002 ANNUAL MEETING

     There are two matters scheduled to be voted on at this year's Annual
Meeting:

     o    the election of the Board of Directors, and

     o the approval of independent accountants to audit our fiscal 2002 financial statements.

HOW TO VOTE YOUR SHARES

     You can vote your shares at the Annual Meeting by proxy or in person.

     You can vote by proxy by having one or more individuals who will be at the Annual Meeting vote your shares for you. These individuals are called "proxies" and using them to cast your ballot at the Annual Meeting is called voting "by proxy."

     If you wish to vote by proxy, you must do one of the following:

     o complete the enclosed form, called a "proxy card," and mail it in the envelope provided, or

     o call the telephone number listed on the proxy card and follow the pre-recorded instructions, or

     o use the internet to vote by pointing your browser to http://www.eproxy.com/tif; have your proxy card in hand as you will be prompted to enter your control number and to create and submit an electronic vote.

     If you do one of the above, you will have designated three officers of Tiffany & Co. to act as your proxies at the 2002 Annual Meeting. One of them will then vote your shares at the Annual Meeting in accordance with the instructions you have given them on the proxy card, the telephone or the internet with respect to each of the proposals presented in this Proxy Statement.

     Alternatively, you can vote your shares in person by attending the Annual Meeting. You will be given a ballot at the meeting to complete and return.

     While we know of no other matters to be acted upon at this year's Annual Meeting, it is possible that other matters may be presented at the meeting. If that happens and you have voted by proxy, your proxy will vote on such other matters in accordance with his best judgment.

     If you decide to vote by proxy (including by mail, telephone or internet), you can revoke - that is, change or cancel - your vote at any time before your proxy casts his vote at the Annual Meeting. Revoking your vote by proxy may be accomplished in one of three ways:

     o you can send an executed, later-dated proxy card to the Secretary of the Company, call in different instructions, or access the internet voting site.

     o you can notify the Secretary of Tiffany & Co. in writing that you wish to revoke your proxy, or

     o    you can attend the Annual Meeting and vote in person.

     A special note for those who plan to attend the Annual Meeting and vote in person: if your shares are held in the name of a broker, bank or other nominee, you must bring a statement or letter from the person or entity in whose name the shares are registered indicating that you are the beneficial owner of those shares as of the record date. If you do not bring such a statement or letter, your vote at the meeting will not be counted.

THE NUMBER OF VOTES THAT YOU HAVE

     Each share of Tiffany & Co. common stock has one vote. The number of shares, or votes, that you have at this year's Annual Meeting is indicated on the enclosed proxy card.

WHAT A QUORUM IS

     A "quorum" is the minimum number of shares that must be present at an Annual Meeting for a valid vote. For our stockholder meetings, a majority of shares outstanding on the record date must be present.

     The number of shares outstanding at the close of business on March 22, 2002, the record date, was 145,505,077. Therefore, 72,752,539 shares must be present at our 2002 Annual Meeting for a quorum to be established.

     To determine if there is a quorum, we consider a share "present" if:

     o the stockholder who owns the share is present at the Annual Meeting, whether or not he or she chooses to cast a ballot on any proposal, or

     o    the stockholder is represented by proxy at the Annual Meeting.

     If a stockholder is represented by proxy at the Annual Meeting, his or her shares are deemed present for purposes of a quorum, even if:

     o the stockholder withholds his or her vote or marks "abstains" for one or more proposals; or

     o    there is a "broker non-vote" on one or more proposals.

WHAT A "BROKER NON-VOTE" IS

     Shares held in a broker's name may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange. Under those rules, your broker must follow your instructions. If you do not provide instructions to your broker, your broker may vote your shares based on its own judgment or it may withhold a vote. Whether your broker votes or withholds its vote is determined by the New York Stock Exchange rules and depends on the proposal being voted upon.

     If your broker withholds its vote, that is called a "broker non-vote." As stated above, broker non-votes are counted as present for a quorum.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL

     Directors are elected by a plurality of the votes cast for directors at the Annual Meeting. Of all nominees, the top eight in terms of "for" votes received will be elected directors.


     You may withhold your vote "for" any nominee, but there is no means for you to vote "against" any nominee. To withhold your vote "for" any or all of the nominees named in this Proxy Statement, you can so mark your proxy card or ballot or, if you vote via telephone or internet, so indicate by telephone or electronically. A broker non-vote is the same as a withheld vote: neither will have any effect on the outcome of the election of directors.


     The proposal to ratify the approval of PricewaterhouseCoopers LLP as independent accountants for fiscal 2002 will be decided by a plurality of the votes cast "for" or "against" the proposal. Therefore, if you "abstain" from voting on this matter - in other words, you do not vote on the matter or you indicate "abstain" on the proxy card, the telephone or by internet, it will not affect the outcome of votes on this proposal. That is because only votes cast "for" or "against" this proposal will be counted in determining whether or not it has been approved. Broker non-votes on this proposal will be treated the same as abstentions: neither will have any effect on the vote on the proposal.

PROXY VOTING ON PROPOSALS IN THE ABSENCE OF INSTRUCTIONS

     If you do not give any specific instructions as to how your shares are to be voted when you sign a proxy card or vote by telephone or by internet, your proxies will vote your shares in accordance with the following recommendations of the Board of Directors:

     o FOR the election of all eight nominees for director named in this Proxy Statement, and

     o FOR approval of the appointment of PricewaterhouseCoopers LLP as independent accountants to examine our fiscal 2002 financial statements.

     Shares held in the Company's Employee Profit Sharing and Retirement Savings Plan will not be voted by the plan's trustee unless specific instructions for voting are given by plan participants to whose accounts such shares have been allocated.

HOW PROXIES ARE SOLICITED


     We have hired the firm of Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies on behalf of the Board of Directors. Georgeson Shareholder Communications Inc. has agreed to perform this service for a fee of not more than $6,000 plus out-of-pocket expenses.


     Employees of Tiffany and Company, a subsidiary of Tiffany & Co., may also solicit proxies on behalf of the Board of Directors. These employees will not receive any additional compensation for their work soliciting proxies and any costs incurred by them in doing so will be paid for by Tiffany and Company.

     This particular solicitation is being made by mail, but proxies may also be solicited in person, by facsimile, by telephone or by electronic mail (e-mail).

     In addition, we will pay for any costs incurred by brokerage houses and others for forwarding proxy materials to beneficial owners.

                           OWNERSHIP OF TIFFANY & CO.

STOCKHOLDERS WHO OWN AT LEAST FIVE PERCENT OF TIFFANY & CO.

     The following table shows all persons who were known to us to be "beneficial owners" of at least five percent of Tiffany & Co. stock as of March 22, 2002. Footnote 1 below provides a brief explanation of what is meant by the term "beneficial ownership." This table is based upon reports filed with the Securities and

Exchange Commission, commonly referred to as the SEC. These reports are publicly available. You may therefore obtain copies of them from the SEC, if you so desire.



Name and Address                                              Amount and                             Percent
      of                                                 Nature of Beneficial                          of
Beneficial Owner                                             Ownership (1)                            Class
----------------                                      --------------------------                   -----------
Bank of America Corporation                              18,662,713 (2)                               12.83
      100 North Tryon Street
      Charlotte, NC 28255

The Prudential Ins. Co. of America                       15,634,055 (3)                               10.74
      751 Broad Street
      Newark, NJ 07102-3777

 -------------------------

(1) "Beneficial ownership" is a term broadly defined by the SEC and includes more than the typical form of stock ownership, that is, stock held in the person's name. The term also includes what is referred to as "indirect ownership" such as where, for example, the person has or shares the power to vote the stock, sell it or acquire it within 60 days. Accordingly, some of the shares reported as beneficially owned in this table may actually be held by other persons or organizations. Those other persons and organizations are described in the reports filed with the SEC.

(2) Bank of America Corporation, 100 North Tryon Street, Charlotte, NC 28255 ("BOA"), reported to the SEC on its form Schedule 13G that it beneficially owned 18,662,713 shares of the Company's common stock as of December 31, 2001 and that it had sole voting power over zero shares. BOA filed as a parent holding company or control person with respect to several other owners of the Company's common stock, including Marsico Capital Management, LLC, which reported sole voting power with respect to 16,935,935 shares of the Company's common stock and sole dispositive power over 18,142,865 such shares.

(3) Jennison Associates LLC, 466 Lexington Avenue, New York, NY 10017 ("Jennison"), reported to the SEC on its form Schedule 13G that it beneficially owned 15,634,055 shares of the Company's common stock as of December 31, 2001 and that it had sole voting power over 14,824,855 shares. Jennison further reported that "[t]he Prudential Insurance Company of America ("Prudential") owns 100% of equity interest of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting power and/or dispositive power that Jennison may have with respect to [shares of the Company's common stock]. Jennison does not file jointly with Prudential, as such, shares of [the Company's] common stock reported on Jennison's 13G may be included in the shares reported on the 13g filed by Prudential."

OWNERSHIP BY EXECUTIVE OFFICERS AND DIRECTORS

     The following table shows the number of shares of Tiffany & Co. common stock beneficially owned as of March 22, 2002 by executive officers, including the Chief Executive Officer (the "CEO") and the four next most highly compensated executive officers, and directors of Tiffany & Co. as of the end of the last fiscal year (January 31, 2002).

                                                              Amount and                         Percent
                                                        Nature of Beneficial                       of
Name                                                         Ownership                          Class (1)
----                                                   ----------------------                 -------------
DIRECTORS:
William R. Chaney (Executive Officer)                      1,397,500 (2)                                *
Rose Marie Bravo                                              44,966 (3)                                *
Samuel L. Hayes III                                          208,888 (4)                                *
Abby F. Kohnstamm                                              2,000 (5)                                *
Michael J. Kowalski (CEO)                                  1,232,000 (6)                                *
Charles K. Marquis                                           204,562 (7)                                *
James E. Quinn (Executive Officer)                           669,880 (8)                                *
William A. Shutzer                                           263,912 (9)                                *

EXECUTIVE OFFICERS:
Beth O. Canavan                                              133,027 (10)                               *
James N. Fernandez                                           333,380 (11)                               *

ALL EXECUTIVE OFFICERS AND
DIRECTORS AS A GROUP (16 PERSONS):                         5,018,624 (12)                              3.4


-------------------------

(1)  An asterisk (*) is used to indicate less than 1% of the class outstanding.

(2) Includes 197,500 shares issuable upon the exercise of "Vested Stock Options" which are stock options that either are exercisable as of March 22, 2002 or will become exercisable within 60 days of that date, and 200,000 shares held by Mr. Chaney's wife.

(3)  Includes 40,966 shares issuable upon the exercise of Vested Stock Options.

(4) Includes 54,000 shares held in trust for the benefit of children of Prof. Hayes, Barbara L. Hayes, his wife, as trustee and 2,254 shares held by Prof. Hayes's wife. Also includes 152,562 shares issuable upon the exercise of Vested Stock Options.

(5) Does not include shares issuable upon the exercise of options because such options have not vested.

(6)  Includes 1,080,000 shares issuable upon the exercise of Vested Stock
     Options.


(7)  Includes 152,562 shares issuable upon the exercise of Vested Stock Options.

(8) Includes 633,750 shares issuable upon the exercise of Vested Stock Options; 130 shares credited to Mr. Quinn's account under the Tiffany & Co. Employee Profit Sharing and Retirement Savings Plan; 31,000 shares held by Mr. Quinn's wife; and 2,000 shares owned by Mr. Quinn's children under UGMA.

(9) Includes 56,626 shares issuable upon the exercise of Vested Stock Options and 4,800 shares held by or for Mr. Shutzer's minor children, 400 shares held by Mr. Shutzer's son and 114,000 shares held by KJC Ltd. of which Mr. Shutzer is the sole general partner and disclaims beneficial ownership of Tiffany & Co. stock held by KJC Ltd.

(10) Includes 132,500 shares issuable upon the exercise of Vested Stock Options and 527 shares credited to Mrs. Canavan's account under the Tiffany & Co. Employee Profit Sharing and Retirement Savings Plan.

(11) Includes 321,250 shares issuable upon the exercise of Vested Stock Options and 130 shares credited to Mr. Fernandez's account under the Tiffany & Co. Employee Profit Sharing and Retirement Savings Plan.

(12) Includes 3,283,216 shares issuable upon the exercise of Vested Stock Options and 1,596 shares held in the Tiffany & Co. Employee Profit Sharing and Retirement Savings Plan.


COMPLIANCE OF DIRECTORS, EXECUTIVE OFFICERS AND GREATER-THAN-TEN-PERCENT STOCKHOLDERS WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires Tiffany & Co.'s directors, executive officers and greater-than-ten-percent stockholders to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. These persons are also required to provide us with copies of those reports.

     Based on our review of those reports and of certain other documents we have received, we believe that, during and with respect to our last fiscal year (February 1, 2001, to January 31, 2002), all filing requirements under Section 16(a) applicable to our directors, executive officers and greater-than-ten-percent stockholders were satisfied except as follows: in February 29, 2000, the spouse of Professor Hayes gifted 114 shares of the Company's common stock to a charity; this transaction should have been reported by March 17, 2001; instead it was reported on March 15, 2002; on January 16, 2001, Mr. Quinn and his spouse each gifted 600 shares of the Company's common stock to their minor children under the Uniform Gifts to Minors Act; these transactions should have been reported by March 17, 2001; instead they were reported on March 15, 2002.

                    FEES PAID TO THE INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP serves as the Company's independent accountants.

AUDIT FEES

     Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") in connection with its audit of the Company's consolidated financial statements as of and for the year ended January 31, 2002 and its limited reviews of the Company's unaudited condensed consolidated interim financial statements were $551,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During the year ended January 31, 2002, PricewaterhouseCoopers rendered no professional services to the Company in connection with the design and implementation of financial information systems.

ALL OTHER FEES

     In addition to the fees described above, PricewaterhouseCoopers billed aggregate fees of $1,098,000 during the year ended January 31, 2002, primarily for the following professional services:

         Audit-related services (a)                                                     $222,000
         Income tax compliance and related tax services                                 $266,000
         Actuarial and employee benefits related services (b)                           $440,000
         Other                                                                          $170,000

-----------------

(a) Audit related fees include fees for audits of certain international locations and audits of the Company's employee benefit plans.

(b) In future years these services will not be performed by PricewaterhouseCoopers because it has divested the business unit that specialized in this function to an independent entity.

     In making its recommendation to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending January 31, 2003, the Audit and Finance Committee has considered whether PricewaterhouseCoopers LLP's provision of services other than audit services is compatible with maintaining independence of our outside accountants.

            TIFFANY & CO.'S BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS, IN GENERAL

     Tiffany & Co. is a Delaware corporation. Our principal subsidiary is Tiffany and Company, a New York corporation. In this Proxy Statement, Tiffany & Co. will be referred to as "Tiffany & Co." or "the Company" and Tiffany and Company will be referred to as simply "Tiffany."

     Our Board of Directors is currently comprised of eight members.

     Directors are required by our By-laws to be less than age 72 when elected or appointed unless the Board of Directors waives that provision with respect to an individual director whose continued service is deemed uniquely important to Tiffany & Co. The Board of Directors can also fill vacancies and newly created directorships as well as amend the By-laws to provide for a greater or lesser number of directors.

     The Board of Directors met seven times during fiscal 2001. With respect to the eight nominees for director, their attendance rate at Board and committee meetings averaged 97% in fiscal 2001.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee, a Compensation Committee, a Stock Option Subcommittee, a Nominating Committee and a Dividend Committee.

                                 Audit Committee

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the Company's financial matters. The Board of Directors has adopted and approved a charter for the Audit Committee. Under the charter, which is attached as Appendix 1, the Audit Committee's responsibilities include:

     o    reviewing the adequacy of our system of internal financial controls,

     o recommending to the Board of Directors the appointment of independent accountants and evaluating their proposed audit scope, performance and fee arrangement,

     o conducting a post-audit review of our financial statements and audit findings in advance of filing, and

     o    reviewing in advance proposed changes in our accounting methods.

     Prof. Hayes, Mr. Marquis and Mr. Shutzer currently serve as members of the Audit Committee. During fiscal 2001, there were three meetings of this committee. The Board of Directors has determined that all members of the Audit Committee are "independent," as that term is defined in Section 303.02(D) of the New York Stock Exchange's listing standards.

     Following is the report of the Audit Committee:

     Included in the Company's Annual Report to Stockholders are the consolidated balance sheets of the Company and its subsidiaries as of January 31, 2002 and 2001, and the related consolidated statements of earnings, stockholders' equity and comprehensive earnings, and cash flows for each of the three years in the period ended January 31, 2002. These statements (the "Audited Financial Statements") are the subject of a report by the Company's independent accountants, PricewaterhouseCoopers LLP. The Audited Financial Statements are also included by reference in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

     The Audit Committee reviewed and discussed the Audited Financial Statements with the Company's management.

     The Audit Committee also reviewed and discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee received from PricewaterhouseCoopers LLP the written disclosure and letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed the independence of PricewaterhouseCoopers LLP with that firm. The Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of the non-audit services discussed above under "FEES PAID TO INDEPENDENT ACCOUNTANTS - All Other Fees" is compatible with maintaining PricewaterhouseCoopers LLP's independence and has concluded that providing such services is compatible with that firm's independence from the Company and its management.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Audited Financial Statements be included in the Company's Annual Report to Stockholders which is incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2002 for filing with the Securities and Exchange Commission.

Signed:

Samuel L. Hayes III
Charles K. Marquis
William A. Shutzer, Chair


     Members of the Audit Committee



                             Compensation Committee

         The functions performed by the Compensation Committee include

     o    approval of remuneration arrangements for executive officers, and

     o approval of compensation plans in which officers and employees of Tiffany are eligible to participate.

     Ms. Bravo, Prof. Hayes, Ms. Kohnstamm, Mr. Marquis and Mr. Shutzer currently serve as members of the Compensation Committee. In fiscal 2001, there were seven meetings of this committee.

                            Stock Option Subcommittee

     The Stock Option Subcommittee, a subcommittee of the Compensation Committee, determines the grant of options and other matters under our 1998 Employee Incentive Plan.

     Prof. Hayes, Ms. Bravo, Ms. Kohnstamm and Mr. Marquis currently serve as members of the Stock Option Subcommittee. The Stock Option Subcommittee met seven times in fiscal 2001.

                              Nominating Committee

     The role of the Nominating Committee is to recommend to the Board of Directors

     o    policies on the composition of the Board of Directors,

     o criteria for the selection of nominees for election to the Board of Directors,

     o    nominees to fill vacancies on the Board of Directors, and

     o    nominees for election to the Board of Directors.

     Prof. Hayes, Ms. Bravo, Ms. Kohnstamm, Mr. Marquis and Mr. Shutzer currently serve as members of the Nominating Committee. This committee had one meeting in fiscal 2001.

                               Dividend Committee

     The role of the Dividend Committee is to declare regular quarterly dividends in accordance with the dividend policy established by the full Board of Directors. Messrs. Chaney, Kowalski and Quinn currently serve as members of the Dividend Committee. This committee did not meet in fiscal 2001 although it has acted by unanimous written consent.

COMPENSATION OF DIRECTORS

     Directors who are not employees of Tiffany & Co. or its subsidiaries are paid or provided with the following for their service on the Board:

     o    an annual retainer of $46,500,

     o an additional annual retainer of $2,500 if the director is also a chairperson of the Compensation, Audit or Nominating Committee,

     o a per-meeting-attended fee of $2,000 for meetings attended in person, except that no fee is paid for attendance at any committee or subcommittee meetings which occur on the same day as a meeting of the full Board of Directors,

     o a fee of $500 for each telephonic meeting in which the director participates,

     o    stock options, as discussed below, and

     o    a retirement benefit, also discussed below.

     Under Tiffany's Amended and Restated Executive Deferral Plan, directors may defer up to one hundred percent (100%) of their cash compensation and invest the amounts they defer in various accounts and funds established under the plan.

     Tiffany & Co. also reimburses directors for expenses they incur in attending Board and committee meetings, including expenses for travel, food and lodging.

     As indicated above, non-employee directors may receive options to purchase shares of Tiffany & Co. common stock. These options vest in two equal installments - 1/2 after one year of service on the Board following the grant of the option, and the balance, after two years of service. However, as explained below, all installments become immediately exercisable in the event there is a "change in control" of Tiffany & Co.

     These options typically expire after 10 years, but they expire sooner if, before the end of that 10-year period, the director leaves the Board. The option's exercise price is the fair market value of Tiffany & Co. common stock on the date of grant, which is calculated as the average of the highest and lowest sales prices of the stock on the New York Stock Exchange on the date of grant.

     Current policy provides that new non-employee directors will be granted options to purchase 7,500 shares of Tiffany & Co. common stock upon their election or appointment to the Board and in January of each year an option grant is typically made. In January of 2002, each non-employee director was granted an option to purchase 7,500 shares.

     Non-employee directors with five or more years of Board service when they retire are also entitled to receive an annual retirement benefit equal to the lesser of the annual retainer in effect during the year in which they retire or $38,000. Subject to adjustment for partial years served, this benefit is payable quarterly and continues for a period of time equal to the director's length of service on the Board. However, this particular benefit will not apply to any new director appointed or elected after January 1, 1999; accordingly, Ms. Kohnstamm does not participate in this benefit plan.

     Messrs. Chaney, Kowalski and Quinn are employees of Tiffany. They therefore receive no separate compensation for their service as directors.

COMPENSATION OF THE CEO AND OTHER EXECUTIVE OFFICERS

     This section includes a summary of salaries, bonuses and other compensation paid to our CEO and each of the four (4) next highest paid executive officers during the last three fiscal years. Also presented in this section are options granted to and exercised by each of them in fiscal 2001, retirement benefits currently available to them and any special employment, termination or change-in-control arrangements that have been made with any of them.

                           SUMMARY COMPENSATION TABLE

                                                                                 Long Term
                                                Annual Compensation            Compensation
                                             ------------------------         ---------------
Name and                                                                   Securities Underlying   All Other
Principal Position(1)             Year        Salary        Bonus(2)         Options/SARs(3)      Compensation
----------------                 ------      ----------     ----------        ---------------     -------------
Michael J. Kowalski               2001        $814,730      $219,000         150,000 shares        $141,076 (4)
  President and CEO               2000        $765,247    $1,125,000         100,000 shares        $157,336 (5)
                                  1999        $598,389      $900,000         150,000 shares         $63,272 (6)

William R. Chaney                 2001        $498,658            $0          50,000 shares        $144,676 (7)
  Chairman of the                 2000        $498,658      $250,000          30,000 shares        $169,716 (8)
  Board                           1999        $510,740      $250,000          30,000 shares        $241,536 (9)

James E. Quinn                    2001        $621,788      $112,000         110,000 shares        $105,836 (10)
  Vice Chairman                   2000        $581,128      $575,000          75,000 shares        $119,486 (11)
                                  1999        $473,725      $475,000         100,000 shares         $74,810 (12)

Beth Owen Canavan                 2001        $392,022       $55,000          75,000 shares         $94,756 (13)
  Executive Vice President        2000        $354,814      $280,000          50,000 shares         $66,696 (14)
                                  1999        $274,262      $190,000          50,000 shares         $44,868 (15)

James N. Fernandez                2001        $526,659       $84,000         100,000 shares         $93,508 (16)
  Executive Vice President        2000        $490,219      $436,500          65,000 shares         $65,767 (17)
  and Chief Financial Officer     1999        $398,926      $360,000          70,000 shares         $68,090 (18)

(1)  Titles are as of the end of fiscal year 2001 (January 31, 2002).

(2) Bonus amounts are earned in the fiscal year ended January 31, paid in the following March, and in 1999 and 2000 include cash incentive awards under the 1998 Employee Incentive Plan on the basis of achieved Performance Goals, specifically, increases above target amounts for the Company's consolidated earnings per share.

(3) Share amounts have been restated to take into account stock splits effected by means of stock dividends.

(4) Includes $133,600 attributable to split-dollar life insurance premiums, $2,376 attributable to premiums for executive long-term disability insurance and $5,100 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan. The split-dollar life insurance provided to Mr. Kowalski and other executive officers is discussed below under "Other Compensation Arrangements."

(5) Includes $149,860 attributable to split-dollar life insurance premiums, $2,376 attributable to premiums for executive long-term disability insurance and $5,100 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(6) Includes $56,370 attributable to split-dollar life insurance premiums, $2,376 attributable to premiums for executive long-term disability insurance and $4,526 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(7) Includes $142,300 attributable to split-dollar life insurance premiums and $2,376 attributable to premiums for executive long-term disability insurance. Mr. Chaney's deferred compensation arrangement is discussed below under "Other Compensation Arrangements."

(8) Includes $167,340 attributable to split-dollar life insurance premiums and $2,376 attributable to premiums for executive long-term disability insurance.

(9) Includes $238,800 attributable to split-dollar life insurance premiums and $2,736 attributable to premiums for executive long-term disability insurance.

(10) Includes $98,360 attributable to split-dollar life insurance premiums, $2,376 attributable to premiums for executive long-term disability insurance and $5,100 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(11) Includes $112,010 attributable to split-dollar life insurance premiums, $2,376 attributable to premiums for executive long-term disability insurance and $5,100 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(12) Includes $67,440 attributable to split-dollar life insurance premiums, $2,376 attributable to premiums for executive long-term disability insurance and $4,994 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(13) Includes $87,280 attributable to split-dollar life insurance premiums, $2,376 attributable to premiums for executive long-term disability insurance and $5,100 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(14) Includes $59,220 attributable to split-dollar life insurance premiums, $2,376 attributable to premiums for executive long-term disability insurance and $5,100 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(15) Includes $37,570 attributable to split-dollar life insurance premiums, $2,307 attributable to premiums for executive long-term disability insurance and $4,991 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(16) Includes $86,032 attributable to split-dollar life insurance premiums, $2,376 attributable to premiums for executive long-term disability insurance and $5,100 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(17) Includes $58,291 attributable to split-dollar life insurance premiums, $2,376 attributable to premiums for executive long-term disability insurance and $5,100 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(18) Includes $60,731 attributable to split-dollar life insurance premiums, $2,376 attributable to premiums for executive long-term disability insurance and $4,983 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

                        OPTION GRANTS IN FISCAL YEAR 2001


                                                Percent of
                                               Total Options
                                               Granted to all
                                               Employees in        Per
                                                  Fiscal          Share
                                Options            Year          Exercise        Expiration         Grant Date
Name                          Granted(1)           2001          Price(2)          Date(3)       Present Value(4)
--------                     ------------          -----         --------         ---------         ----------
Michael J. Kowalski          150,000 shares         7.4          $34.02            1/16/2012          $1,861,530
William R. Chaney             50,000 shares         2.5          $34.02            1/16/2012            $620,510
James E. Quinn               110,000 shares         5.4          $34.02            1/16/2012          $1,365,122
Beth O. Canavan               75,000 shares         3.7          $34.02            1/16/2012            $930,765
James N. Fernandez           100,000 shares         4.9          $34.02            1/16/2012          $1,241,020

-------------------------

(1) Options vest (become exercisable) over a four-year period in four equal annual installments, each contingent on continued employment. However, all installments immediately vest if there is a "change in control." The term "change in control" is discussed below.

(2) The exercise price for each share is its fair market value on the date of grant. This is determined by averaging the highest and lowest sales prices of Tiffany & Co. common stock on the New York Stock Exchange on the date of grant.

(3) Normally, these options expire on the 10th anniversary of their grant date. However, they expire earlier if, before that 10th anniversary, the officer dies, becomes disabled, retires or leaves Tiffany.

(4) The amounts stated are hypothetical values calculated under the Black-Scholes model, a mathematical formula used to value options covering securities traded on stock exchanges. This formula considers a number of factors in estimating an option's present value, including the stock's volatility rate (36.5%), expected term (5 years), interest rate (4.3%) and dividend yield (0.7%). The actual value, if any, that the executive officer will realize from these options will depend solely on the increase of the stock price over the $34.02 share exercise price when the options are exercised.


                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001
                        AND FISCAL YEAR-END OPTION VALUES

                                                               Number of                     Value (2) of
                           Shares                         Unexercised Options            In-The-Money Options
                          Acquired          Value       at Fiscal Year-End (1)          at Fiscal Year-End (1)
Name                     on Exercise      Realized     Exercisable/Unexercisable       Exercisable/Unexercisable
--------------           -----------      --------     -------------------------       -------------------------
Michael J. Kowalski         32,000         $732,458      1,128,000/400,000             $26,993,582/$2,443,090
William R. Chaney                0                0        197,500/102,500              $4,296,392/  $434,276
James E. Quinn                   0                0        633,750/291,250             $14,070,589/$1,829,068
Beth O. Canavan              9,000         $197,071        132,500/149,500              $2,268,381/  $448,496
James N. Fernandez               0                0        321,250/233,750              $6,199,343/$1,286,108

(1) Options are deemed "exercisable" in this table if they are exercisable as of January 31, 2002, or will become exercisable within 60 days of that date.

(2) The market price per share on which the option value was calculated was
$35.32


                      EQUITY COMPENSATION PLAN INFORMATION
                             (as of fiscal year end)

        Plan category           Number of securities to be    Weighted average exercise      Number of securities
                                  issued upon exercise of       price of outstanding        remaining available for
                                   outstanding options,         options, warrants and        future issuance under
                                    warrants and rights                rights              equity compensation plans
                                                                                             (excluding securities
                                                                                           reflected in column (a))
                                            (a)                             (b)                            (c)
        --------------                --------------           -----------------------     --------------------------
  Equity compensation plans             12,507,960                    $20.6998                   3,238,013 (1)
 approved by security holders
Equity compensation plans not                0                            0                            0
 approved by security holders
            Total                       12,507,960                    $20.6998                   3,238,013

(1) Shares indicated are the aggregate of those issuable under the Company's 1998 Employee Incentive Plan (the "Employee Plan") and the Company's 1998 Directors Option Plan (the "Directors Plan"). Both plans provide for the issuance of options and stock awards. To date it has been the Company's practice to issue only options. However, under the Employee Plan 1,000,000 shares of the 2,458,013 remaining for issuance could be issued as stock awards, and under the Directors Plan all shares of the 780,000 remaining for issuance could be issued as stock awards.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As indicated above, the following directors served as members of the Compensation Committee during the 2001 fiscal year: Ms. Bravo, Professor Hayes, Ms. Kohnstamm, Mr. Marquis and Mr. Shutzer. Ms. Geraldine Stutz, served as a director until May 17, 2001, was also a member of the Compensation Committee. None of the members of the Compensation Committee, nor Ms. Stutz, was, at any time either during or before such fiscal year, an employee of Tiffany & Co. or any of its subsidiaries.

              PENSION PLAN AND SUPPLEMENTAL RETIREMENT INCOME PLAN

     Tiffany has established two separate retirement plans for eligible employees: a Pension Plan and a Supplemental Retirement Income Plan.

     The Pension Plan is a "qualified plan," that is, it is designed to comply with those provisions of the Internal Revenue Code applicable to retirement plans. The Pension Plan provides participants with a retirement benefit based on the participant's "average final compensation" multiplied by his or her years of service with Tiffany. The amount of the benefit payable under the Pension Plan is subject to Internal Revenue Code limitations.

     The Supplemental Retirement Income Plan is not a qualified plan and is not subject to Internal Revenue Code limitations on the amount of benefits it may pay. It was established to supplement the Pension Plan and Social Security by providing additional payments upon a participant's retirement.

     Payments under the Supplemental Retirement Income Plan, together with payments under the Pension Plan and from Social Security, would equal a variable percentage of the participant's "average final compensation." This assumes that the vesting requirements under the Supplemental Retirement Income Plan are met.

     Depending upon the participant's years of service with Tiffany, the combined benefit under the Pension Plan and the Supplemental Retirement Income Plan and from Social Security would be as follows:

                                                            Combined Benefit as a
                                                                Percentage of
                  Years of Service                        Average Final Compensation
                  ----------------                        --------------------------
                    less than 10                                      (1)
                    10-14                                             20%
                    15-19                                             30%
                    20-24                                             40%
                    25-29                                             50%
                    30 or more                                        60%

     A participant's "average final compensation" is the average annual compensation he or she received over the five highest paid plan years (January 1 to December 31) during his or her last 10 years of service. In general, compensation reported in the Summary Compensation Table above as "Salary" and "Bonus" is compensation for purposes of the Pension Plan and the Supplemental Retirement Income Plan; amounts attributable to the exercise of stock options are not included.

-----------------

(1) A participant retiring with less than 10 years of service would not, except in certain instances where a change of control has occurred, receive any benefit under the Supplemental Retirement Income Plan, but would receive a benefit under the Pension Plan. However, the formula for benefits under the Pension Plan is a function of years of service and covered compensation (subject to Internal Revenue Code limitations) and not any specific percentage of the participant's average final compensation.

     The following table sets forth the estimated combined annual benefit payable on retirement to participants under the Supplemental Retirement Income Plan, Pension Plan and Social Security.

                                                 Annual Total Benefit for Years of Service
                        -----------------------------------------------------------------------------------------
Average Final
Compensation               15                  20                   25                 30                  35
-------------           --------            --------             --------           --------            --------
$125,000                $37,500              $50,000             $62,500            $75,000              $75,000
$150,000                $45,000              $60,000             $75,000            $90,000              $90,000
$175,000                $52,500              $70,000             $87,500           $105,000             $105,000
$200,000                $60,000              $80,000            $100,000           $120,000             $120,000
$225,000                $67,500              $90,000            $112,500           $135,000             $135,000
$250,000                $75,000             $100,000            $125,000           $150,000             $150,000
$300,000                $90,000             $120,000            $150,000           $180,000             $180,000
$400,000               $120,000             $160,000            $200,000           $240,000             $240,000
$450,000               $135,000             $180,000            $225,000           $270,000             $270,000
$500,000               $150,000             $200,000            $250,000           $300,000             $300,000
$600,000               $180,000             $240,000            $300,000           $360,000             $360,000
$700,000               $210,000             $280,000            $350,000           $420,000             $420,000
$800,000               $240,000             $320,000            $400,000           $480,000             $480,000
$900,000               $270,000             $360,000            $450,000           $540,000             $540,000
$1,000,000             $300,000             $400,000            $500,000           $600,000             $600,000

     All executive officers except Mr. Chaney are eligible to participate in the Pension Plan and the Supplemental Retirement Income Plan. At the end of the last fiscal year (January 31, 2002), the current years of creditable service and average final compensation under both plans for each of the eligible executive officers named in the Summary Compensation Table were as follows:

Name                                Years of Service          Average Final Compensation
---------                           ----------------          --------------------------
Michael J. Kowalski                         23                         $1,161,796
James E. Quinn                              15                           $804,690
Beth O. Canavan                             14                           $427,012
James N. Fernandez                          23                           $635,977

                         OTHER COMPENSATION ARRANGEMENTS

     Mr. Chaney's Retirement Benefits. As indicated above, Mr. Chaney is not eligible for benefits under either the Pension Plan or the Supplemental Retirement Income Plan. An alternative arrangement to fund retirement benefits for Mr. Chaney was in effect until he retired as Chief Executive Officer. Prior to his retirement as Chief Executive Officer, Tiffany credited $25,000 per calendar quarter, plus accrued interest at a prime rate, to an account in his favor. This was done under the terms of a deferred compensation agreement entered into with Mr. Chaney in December 1989. The account is maintained on the books of Tiffany as a liability to Mr. Chaney.


     Upon Mr. Chaney's resignation as Chief Executive Officer on January 31, 1999, the deferred compensation agreement was amended to provide for the discontinuance of accruals to his account after December 31, 1998. As of February 1, 1999, the balance in this account was $2,644,701.78. Commencing in March of 1999, Tiffany became obligated under the Agreement to pay Mr. Chaney a monthly annuity of $22,449.35 from the account. This obligation terminates on Mr. Chaney's death. On his death, the excess, if any, of the balance in his account as of February 1,1999, over the sum of all annuity payments actually made will be paid to Mr. Chaney's estate.

     Retention Agreements. The Company and Tiffany have entered into retention agreements with each of the executive officers. These agreements would provide a covered executive with compensation if he or she should incur an "involuntary termination" after a "change in control." The purpose of these agreements is to keep our management team in place and focused on their job duties should discussions of a "change in control" ever occur. An "involuntary termination" does not include a termination for cause, but does include a resignation for good cause.

     When, if ever, a "change in control" occurs, the covered executives would have fixed, or guaranteed, terms of employment under their retention agreements as follows: three years in the case of Mr. Kowalski and Mr. Quinn and two years for all other executive officers. If the executive incurs an involuntary termination during his or her term, compensation, keyed to the length of his or her term, would be payable to the executive as follows:

     o    two or three times salary and bonus as severance,

     o a payment equal to the present value of two or three years of additional years of service credit under the Supplemental Retirement Income Plan, and

     o two or three years of benefits continuation under Tiffany's health and welfare plans.

     Other Benefits on a Change in Control. The covered executives may receive other benefits in connection with a "change in control," such as accelerated vesting of stock options or pension benefits under the Supplemental Retirement Income

Plan. Because a covered executive's receipt of payments and benefits in connection with a "change in control" may trigger a 20% excise tax under Section 280G of the Internal Revenue Code, the retention agreements contain "gross-up" provisions. Under these provisions, the Company or Tiffany must pay the covered executive's excise tax and any additional income tax resulting from the gross-up provisions. If the gross-up provisions are triggered, the Company or Tiffany, as the case may be, will be unable to deduct most of the "change in control" payments and benefits.


     Split Dollar Agreements. Tiffany maintains split-dollar life insurance agreements with its executive officers, including Mr. Kowalski, Mr. Chaney, Mr. Quinn, Mrs. Canavan and Mr. Fernandez. Under those agreements, Tiffany pays the premiums for executive life insurance and will be repaid for those premium payments from the death benefit.


     Unless and until there is a "change in control," Tiffany has the right to terminate those split-dollar agreements. If there is a "change in control," Tiffany loses that right, and will then be bound to continue to pay premiums until the maturity date of each executive's agreement, which is when the executive reaches age 65, or age 75 in the case of Mr. Chaney. At the maturity date, the cash value of each policy will be sufficient for the following purposes:


     o    to repay Tiffany its premium investment, and

     o to continue the policy in force, without payment of further premiums, with a death benefit equivalent to twice the executive's average annual salary and bonus compensation for the last three calendar years prior to termination of employment.


     Vesting of Options and Retirement Benefits on a Change in Control. In the event of a "change in control" of Tiffany & Co., all options granted under its various stock option plans become exercisable in full. In addition, all benefits under the Supplemental Retirement Income Plan become vested and payable at retirement age, but only if, at the time of the "change in control," benefits are also vested under the Pension Plan.


     Definition of a Change in Control. For purposes of the split-dollar agreements, the Supplemental Retirement Income Plan and the stock options, the term "change in control" means that one of the following events has occurred:


     o any person or group of persons acting in concert, and by person we mean an individual or organization, acquires thirty-five percent or more in voting power or stock of Tiffany & Co., including the acquisition of any right, option, warrant or other right to obtain such voting power or stock, whether or not presently exercisable, unless the acquisition is authorized or approved by the Board of Directors;

     o a majority of the Board of Directors is, for any reason, not made up of individuals who were either on the Board on January 21, 1988, or, if they became members of the Board after that date, were approved by the directors; or

     o any other circumstance which the Board deems to be a "change in control."


     For purposes of the retention agreements, a "change in control" includes the above events, as well as additional events amounting to a change in control of the Company or Tiffany, even if the Board has approved of such events. Such events could include a so-called "friendly" acquisition of the Company or Tiffany.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is the Compensation Committee's report on executive compensation:



     The Committee's overall compensation policy is to provide a reward structure that will motivate the officers to achieve the Company's strategic and financial goals, retain and attract competent personnel and link the interests of management with those of the stockholders.

          (i) Cash Bonuses

          The Committee believes that the portion of an officer's compensation that is "at risk" (subject to adjustment for corporate and/or individual performance factors) should vary proportionally to the amount of responsibility the officer bears for the Company's success. The Committee adheres to that philosophy in establishing target bonuses.

          Each January, the Committee establishes target bonuses for executive officers for the fiscal year that will begin on the first day of February. For fiscal 2001 and 2002, the Committee established 75% of base salary as the target bonus for Mr. Kowalski. The Committee did not establish a target bonus for Mr. Chaney but did establish target bonuses that ranged from 35% to 50% of base salary for the other executive officers.

          The Committee will calculate Fiscal 2002 bonuses for Mrs. Canavan and Messrs. Kowalski, Quinn and Fernandez on the basis of the increase or decrease in the Company's consolidated net earnings in accordance with a formula. This arrangement is an "Incentive Award" under the provisions of the 1998 Employee Incentive Plan. In January of 2001, the Committee established Incentive Award arrangements for fiscal 2001 bonuses for these same executives.

          Actual bonuses paid for fiscal 2001 to executive officers were determined by the Committee in January of 2002.

          Because the Company failed to meet its goals of increased profitability, actual bonuses paid to Messrs. Kowalski, Quinn and Fernandez and Mrs. Canavan for fiscal 2001 were reduced by 64%, 64%, 65% and 65% from target, respectively. No bonus would have been paid to these executives had the original Incentive Award formula been applied; thus the bonuses paid to these executives were not paid under the 1998 Employee Incentive Plan. Bonuses actually awarded to the other executive officers were reduced on average by 64% from the target amounts.

          The Committee considered the events of September 11, 2001 to be an extraordinary circumstance that prevented the Company from meeting its profitability goals due to its effect upon consumer confidence and tourism. Having taken into account the fiscal performance that the Company had achieved and was expected to achieve prior to the events of September 11, 2001, the Committee believed that some bonus, albeit well below target, was merited given management's effective response to a difficult economic environment. The Committee was influenced by management's efforts with respect to expense control, inventory management, gross profit margin, staffing levels, development and motivation of staff, and the creation of opportunities for business development.

          In awarding bonuses, the Committee reviewed the performance of each executive officer (other than of Mr. Kowalski himself) with Mr. Kowalski. Mr. Chaney also contributed to these evaluations.

          (ii) Salaries and Benefits

          The Committee believes that the Company's compensation and benefits program for its executives is competitive with the program generally offered by comparable retailers and direct marketing organizations. This program enables the Company to retain and attract competent management personnel.

          To assess the competitiveness of the compensation offered to the Company's executive officers, the Committee reviewed an analysis prepared by a nationally recognized compensation consulting firm. That analysis included data concerning compensation provided by companies in the Peer Company Group referred to under "PERFORMANCE OF TIFFANY & CO. STOCK" below, a survey of 51 companies in the retail/wholesale industry, a general industry sample of 119 companies with revenues in the $1 billion to $3 billion range and a general industry sample of 657 companies. The Committee believes that a competitive market for the services of retail executives exists, even among firms that are not peers of the Company or that operate in a different line of business.

          Executive salaries are reviewed by the Committee in January of each year and typically are adjusted on the basis of merit and relevant competitive factors.

          (iii) Stock Options

          Options to purchase the common stock of the Company are granted to executive officers in January of each year, and may be exercised, when vested, to purchase common stock at its fair market value as of the date of the option grant. Options vest and become exercisable in four equal annual installments beginning with the first anniversary of the grant date; non-vested installments are forfeited if the option holder leaves the Company.

          Option grants are authorized by the Subcommittee. The Subcommittee believes that the greater the officer's position and level of responsibility within the Company, the greater the desirability for compensation that is linked to the long-term interests of the stockholders. For that reason, the size of option grants is generally tied to the individual's level of responsibility within the Company. In determining the size of each option grant the Subcommittee also considers, in certain cases, subjective factors, such as the individual's potential for further growth within the Company and his or her past performance. The size of an option grant in any one year is not necessarily indicative of the size of option grants to be awarded in future years.

          (iv) Limitation Under Section 162(m) of the Internal Revenue Code

          Section 162(m) of the Internal Revenue Code generally denies a federal income-tax deduction to a publicly-held corporation for compensation in excess of $1 million per year paid to certain persons. These include persons who were, as of the last day of the corporation's taxable year, (i) the chief executive officer or (ii) among the four highest-compensated officers. This denial of deduction is subject to an exception for certain "performance-based compensation," including the stock options and Incentive Awards discussed above. The Board of Directors does not believe that it would be in the best interests of the Company to adopt a policy that would preclude compensation arrangements subject to deduction limitations.

     Signed:

     Rose Marie Bravo
     Samuel L. Hayes III
     Abby F. Kohnstamm
     Charles K. Marquis
     William A. Shutzer

     Members of the Compensation Committee

                       PERFORMANCE OF TIFFANY & CO. STOCK

     The following graph compares changes in the cumulative total shareholder return on Tiffany & Co.'s stock for the previous five fiscal years to returns for the same five-year period on (i) the Standard & Poor's 500 Stock Index, (ii) peer group index used in prior years and (iii) a new peer group index. Cumulative shareholder return is defined as changes in the closing price of our stock on the New York Stock Exchange, adjusted to reflect two-for-one stock splits that occurred in July of 1999 and 2000, plus the reinvestment of any dividends paid on our stock.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
       TIFFANY & CO., S&P 500 INDEX, THE OLD PEER GROUP INDEX AND THE NEW
                                PEER GROUP INDEX
                     (Performance Results Through 1/31/02)

                              [PERFORMANCE GRAPH]


                                                        SOURCE: VALUE LINE, INC.

                                  1/31/1997     1/31/1998     1/31/1999     1/31/2000      1/31/2001     1/31/2002
                                  ---------     ---------     ---------     ---------      ---------     ---------
Tiffany & Co.                        100.00        104.31        156.39        403.40         407.40        390.32
Standard & Poors 500                 100.00        124.69        162.94        177.56         173.94        143.91
Old Peer Group                       100.00        104.03        155.00        146.26         143.43        159.52
New Peer Group                       100.00         84.34        119.87        175.23         156.08        121.55


ASSUMES AN INVESTMENT OF $100 ON JANUARY 31, 1997 IN TIFFANY & CO. STOCK AND EACH OF THE THREE INDICES AND THE REINVESTMENT OF ANY SUBSEQUENT DIVIDENDS.

TOTAL RETURNS ARE BASED ON MARKET CAPITALIZATION; INDICES ARE WEIGHTED AT THE BEGINNING OF EACH PERIOD FOR WHICH A RETURN IS INDICATED.

OLD PEER COMPANY GROUP: A.T. Cross Co.; Gucci Group NV; Lazare Kaplan International Inc.; The Neiman Marcus Group, Inc.; Nordstrom, Inc.; Reeds Jewelers, Inc.; Sotheby's Holdings; Williams-Sonoma Inc.; and Zale Corporation. (Jostens, Inc., which, in previous years was a part of the Peer Company Group is no longer publicly traded).

NEW PEER COMPANY GROUP: Coach, Inc.; Gucci Group N.V.; LVMH, Moet Hennessy Louis Vuitton; Movado Group Inc.; Neiman Marcus Group Inc.; Nordstrom Inc.; Sotheby Holdings Inc.; Williams Sonoma Inc.; and Zale Corp.

                 DISCUSSION OF PROPOSALS PRESENTED BY THE BOARD

ITEM I - ELECTION OF THE BOARD OF DIRECTORS

     Each year, we elect directors at an Annual Meeting of Stockholders. At the 2002 Annual Meeting, eight directors will be elected. Each of them will serve until he or she is succeeded by another qualified director or until his or her earlier resignation or removal from office.

     It is not anticipated that any of this year's nominees will be unable to serve as a director, but if that should occur before the Annual Meeting, the Board may either propose another nominee or reduce the number of directors to be elected. If another nominee is proposed, you or your proxy will have the right to vote for that person at the Annual Meeting.

         Information concerning each of the nominees is set forth below:

-------------------------
William R. Chaney                 Mr. Chaney, 69, is the Chairman of the Board of Directors.  Mr. Chaney joined
                                  Tiffany in January 1980 as a member of its Board of Directors and was named Chairman and Chief Executive Officer of Tiffany & Co. in August
                                  1984.  He resigned as Chief Executive Officer effective February 1,
                                  1999.  Prior to joining Tiffany, he served as an executive officer of
                                  Avon Products, Inc.  Mr. Chaney also serves on the Boards of Directors of The Bank of New York, the Atlantic Mutual Companies and Provident
                                  Holdings, Inc. The Bank of New York is Tiffany's principal banking relationship, serving as Administrative Agent and a lender under a
                                  Revolving Credit Facility and as trustee of Tiffany's Employee Pension
                                  Plan.
-------------------------
Rose Marie Bravo                  Ms. Bravo, 51, is Worldwide Chief Executive of Burberry Limited and is a member of its Board of Directors.  Ms. Bravo previously served as President of Saks Fifth Avenue from 1992 to 1997. Ms. Bravo became a director of
                                  Tiffany & Co. in October 1997 when she was selected by the Board of
                                  Directors to fill a newly created directorship.
---------------------

--------------------------
Samuel L. Hayes III               Prof. Hayes, 67, has been the Jacob H. Schiff Professor of Investment
                                  Banking at the Harvard Business School since 1975.  In 1998, he accepted emeritus status.  He was elected a director of Tiffany & Co.
                                  in 1984.  He also serves on the boards of the Eaton Vance Group of
                                  Funds and Telect, Inc.


-------------------------
Abby F. Kohnstamm                 Ms. Kohnstamm, 48, is the Senior Vice President, Marketing of IBM Corporation.  In this capacity, she has overall responsibility for marketing at IBM.  She is also a member of IBM's Executive Committee.  Prior to joining IBM in
                                  June 1993, Ms. Kohnstamm held a number of senior marketing positions at American Express.  Ms. Kohnstamm also serves on the Board of
                                  Trustees of Tufts University, the Board of Overseers at New York
                                  University's Stern School of Business and the Association of National
                                  Advertisers board.  She became a director of Tiffany & Co. in July
                                  2001, when she was selected by the Board of Directors to replace a retiring director.  IBM Corporation and its affiliated companies provide data-processing and communication hardware, software and services to Tiffany and purchase business gifts from Tiffany.  Tiffany uses IBM products for many important data-processing functions.

-------------------------
Michael J. Kowalski               Mr. Kowalski, 50, is President and Chief Executive Officer of Tiffany & Co.
                                  Prior to his appointment as President in January 1996, he was an
                                  Executive Vice President of Tiffany & Co., a position he had held since March 1992. Mr. Kowalski also served as Tiffany & Co.'s Chief
                                  Operating Officer from January 1997 until his appointment as Chief
                                  Executive Officer became effective in February 1999. He became a director of Tiffany & Co. in January 1995.


-------------------------
Charles K. Marquis                Mr. Marquis, 59, is a Senior Advisor to Investcorp International,
                                  Inc.  From 1974 through 1998, he was a partner in the law firm of
                                  Gibson, Dunn & Crutcher L.L.P.  He was elected a director of Tiffany &
                                  Co. in 1984.  Mr. Marquis also serves on the Boards of Directors of
                                  CSK Auto Corporation, Jostens, Inc. and Werner Holding Co.
-------------------------
James E. Quinn                    Mr. Quinn, 50, is Vice Chairman of Tiffany & Co., responsible for sales throughout the world.  Prior to his appointment as Vice Chairman in
                                  January 1998, Mr. Quinn was an Executive Vice President of Tiffany &
                                  Co., a position he had held since March 1992.  He became a director of
                                  Tiffany & Co. in January 1995. He is also a member of the Boards of
                                  Directors of BNY Hamilton Funds, Inc. and Mutual of America Capital
                                  Management.  At the request of Tiffany, Mr. Quinn serves on the Board of Directors of Little Switzerland Inc., a company in which Tiffany has a 45% equity interest.  He is compensated for such services by
                                  Little Switzerland, Inc.

-------------------------
William A. Shutzer                Mr. Shutzer, 55, is a Managing Director of Lehman Brothers.  He
                                  previously served as a Partner in Thomas Weisel Partners LLC, a merchant banking firm, from 1999 through 2000, as Executive Vice
                                  President of ING Baring Furman Selz LLC from 1998 through 1999,
                                  President of Furman Selz Inc. from 1995 through 1997 and as a Managing
                                  Director of Lehman Brothers and its predecessors from 1978 through
                                  1994.  He was elected a director of Tiffany & Co. in 1984.  Mr.
                                  Shutzer is also a member of the Boards of Directors of INT Media
                                  Group, Inc., Blount International, Inc., Practice Works, Inc., and RSI
                                  Holding Corp.  Lehman Brothers has provided investment banking services to the Company in the past and is now engaged in such an assignment in connection with a debt offering.
-------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL EIGHT NOMINEES FOR DIRECTOR.


     ITEM II - APPOINTMENT OF INDEPENDENT ACCOUNTANTS


     Upon the recommendation of its Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants to examine the Company's consolidated financial statements for fiscal year 2002. We are asking you to ratify our selection.

     PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1984.

     A representative of PricewaterhouseCoopers LLP will be in attendance at the Annual Meeting to respond to appropriate questions raised by stockholders and will be afforded the opportunity to make a statement at the meeting, if he or she desires to do so.

     The Board of Directors may review its selection if its appointment is not approved by the stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS TIFFANY & CO.'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2002.

                                  OTHER MATTERS

STOCKHOLDER PROPOSALS, IN GENERAL

     If you would like to submit the name of a candidate for the Nominating Committee to consider as a nominee for director, you may send your proposal at any time to the Nominating Committee, c/o Mr. Patrick B. Dorsey, Secretary, Tiffany & Co., 600 Madison Avenue, New York, New York 10022.

     If you would like to nominate a candidate for director or bring other business before the stockholders at the 2003 Annual Meeting, which is currently expected to take place on May 15, 2003, you must comply with the following requirements:

     o you must notify the Secretary of Tiffany & Co. in writing no earlier than January 16, 2003, and no later than February 15, 2003,

     o if the matter you wish to present is other than the nomination of a candidate for director, your proposal must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, and

     o your proposal must contain all of the information required under our By-laws, a copy of which is available, at no charge, from the Secretary.

STOCKHOLDER PROPOSALS FOR INCLUSION IN THE PROXY STATEMENT FOR THE 2003 ANNUAL MEETING

     If you wish to submit a proposal to be included in the Proxy Statement for our 2003 Annual Meeting, we must receive it no later than December 11, 2002. Proposals should be sent to Tiffany & Co. at 600 Madison Avenue, New York, New York, 10022, addressed to the attention of Patrick B. Dorsey, Secretary.

REMINDER TO VOTE

     Please be sure to either complete, sign and mail the enclosed proxy card in the return envelope provided or call in your instructions or vote by internet as soon as you can so that your vote may be recorded and counted.

                       BY ORDER OF THE BOARD OF DIRECTORS

                       /s/ Patrick B. Dorsey
                       ----------------------------------
                       Patrick B. Dorsey
                       Secretary

                       New York, New York
                       April 10, 2002

                                                                      Appendix 1
                                  TIFFANY & CO.
                             AUDIT COMMITTEE CHARTER
               (Adopted by the Board of Directors: March 16, 2000)

PURPOSE: the purpose of the Audit Committee is to oversee and monitor, on behalf of the Board of Directors, the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

SCOPE: the Audit Committee's role is one of oversight. The Board of Directors recognizes that the Company's management is responsible for preparing the Company's financial statements and that outside auditors are responsible for auditing those financial statements. In fulfilling this responsibility, the outside auditors are ultimately accountable to the Board of Directors of the Company and its Audit Committee. In order to fulfill it's oversight responsibility to shareholders and the investment community, the Audit Committee must be capable of conducting free and open discussions with management, internal and outside auditors, employees and others regarding the quality of the financial statements and the system of internal controls.

RESPONSIBILITIES: the responsibilities of the Audit Committee shall be as follows:

1. to review the adequacy of the Company's system of internal accounting and financial controls;

2. to select and evaluate outside auditors and to review the performance of same and to recommend to the Board of Directors the appointment or replacement of outside auditors; to review fee arrangements in connection with such appointments and recommend such arrangements to the Board of Directors;

3. to ensure the independence of the outside auditors by: (i) reviewing, and discussing with the Board of Directors any relationships between the auditors and the Company, or any other relationship, that may adversely affect the independence of the auditor; (ii) ensuring that the outside auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company; (iii) actively engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors; and (iv) recommending that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence;

4. to require that the outside auditors have confirmed their understanding of the following: that the outside auditors are ultimately accountable to the Board of Directors of the Company and its Audit Committee;

5. to review annually the outside auditors' proposed audit scope and approach;

6. to review annually the results of the internal audit department's findings, including the results of the Company's Business Conduct program, and proposed audit plans;

7. to conduct a post-audit, pre-issuance review of the financial statements, discuss such statements with the officers of the Company and outside auditors, and, if such statements are found acceptable, to recommend to the Board of Directors that such statements be included in the Company's annual report on Form 10-K; to conduct a review of audit findings, the quality of internal accounting and financial controls as well as any other matters required to be discussed under Statements of Auditing Standards No. 61;

8. to annually review this Audit Committee Charter and to propose necessary or appropriate revisions to the Board of Directors; and

9. to perform such other oversight and special investigatory functions as deemed necessary or as requested by the full Board of Directors.

REPORTING RESPONSIBILITIES: the Audit Committee shall report its conclusions and concerns to the Board of Directors.

AUTHORITY: the Audit Committee and each of its members is authorized by the Board of Directors to communicate directly and/or privately with members of the Company's management, employees, internal and independent audit staff members, counsel and third parties in the performance of Audit Committee functions. The Chairman of the Audit Committee is hereby authorized to commit Company funds in order to obtain legal counsel, investigatory services or expert advice necessary or desirable in connection with Audit Committee functions.

COMMITTEE MEMBERSHIP: the membership of the Audit Committee shall consist of three or more directors each of whom: (i) shall have been appointed by the Board of Directors; (ii) shall be free of any relationship to the Company which, in the opinion of the Board of Directors, may interfere with the exercise of their independence from management and the Company; (iii) shall be or shall become (within a reasonable period of time after his or her appointment) "financially literate," as such qualification is interpreted by the Board of Directors; and
(iv) shall otherwise meet the requirements of independence as set forth in subparagraph 303.01(3) of the New York Stock Exchange Listed Company Manual, as amended from time to time. In addition, at least one member of the Audit Committee shall have accounting or related financial management expertise. The Board of Directors reserves all authority permitted under paragraphs 303.01 and
303.02 of said Listed Company Manual in connection with the determination of independence.

MEETINGS: the Audit Committee shall meet as often as necessary to fulfill its functions, but no less than three times annually.

                                                       PLEASE MARK
                                                      YOUR VOTES AS
                                                      INDICATED IN
                                                      THIS EXAMPLE    /X/

                                                                 FOR ALL        WITHHELD FOR NOMINEES
Item 1: Election of the following nominees as directors:         NOMINEES            NAMED BELOW
        01 William R. Chaney, 02 Rose Marie Bravo                  / /                   / /
        03 Samuel L. Hayes III, 04 Abby F. Kohnstamm
        05 Michael J. Kowalski, 06 Charles K. Marquis
        07 James E. Quinn and 08 William A. Shutzer.


WITHHELD FOR (write in each nominee's name in the space provided below):


________________________________________________________________________________

Item 2: Approval of the appointment of               FOR     AGAINST     ABSTAIN
        PricewaterhouseCoopers LLP as                / /       / /         / /
        independent accountants of the
        Company's fiscal 2002 financial
        statements.

                                                               YES

             I plan to attend the Annual Meeting               / /

               THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

THE BOARD OF DIRECTORS RECOMMENDS: A VOTE FOR ALL NOMINEES FOR DIRECTOR IN ITEM 1, AND FOR APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS IN ITEM 2. SHARES REPRESENTED BY THIS PROXY WILL BE SO VOTED UNLESS OTHERWISE INDICATED, IN WHICH CASE THEY WILL BE VOTED AS MARKED.




SIGNATURE______________________ SIGNATURE______________________ DATE____________

NOTE: PLEASE DATE AND SIGN EXACTLY AS YOUR NAME APPEARS PRINTED ON THIS CARD. WHEN SHARES ARE HELD BY JOINT OWNERS, ALL SHOULD SIGN. WHEN SIGNING AS FIDUCIARY (E.G., ATTORNEY, EXECUTOR, ADMINISTRATOR, CONSERVATOR, TRUSTEE OR GUARDIAN), PLEASE GIVE TITLE. IF A CORPORATION OR PARTNERSHIP, PLEASE SIGN IN CORPORATE OR PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

      INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME
                 THE BUSINESS DAY PRIOR TO ANNUAL MEETING DAY.

    YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                                    INTERNET
                           http://www.eproxy.com/tif

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                                    TELEPHONE
                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      MAIL

                              Mark, sign and date
                                your proxy card
                                      and
                                return it in the
                             enclosed postage-paid
                                   envelope.


              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                                  TIFFANY & CO.
                            PROXY FOR ANNUAL MEETING

SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS OF TIFFANY & CO. (THE "COMPANY") TO BE HELD MAY 16, 2002, AT 10:00 A.M. NEW YORK TIME IN THE ROOF/PENTHOUSE OF THE ST. REGIS HOTEL, 2 EAST 55TH STREET AT FIFTH AVENUE, NEW YORK, NEW YORK. THE BOARD OF DIRECTORS RECOMMENDS: A VOTE "FOR" ALL NOMINEES FOR DIRECTOR IN ITEM 1, AND "FOR" APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS IN ITEM 2.

SHARES REPRESENTED BY THIS PROXY WILL BE SO VOTED UNLESS OTHERWISE INDICATED, IN WHICH CASE THEY WILL BE VOTED AS MARKED. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" ITEMS 1 AND 2. IF ANY NOMINEE NAMED ON THE REVERSE SIDE OF THIS CARD IS UNABLE TO SERVE AS A DIRECTOR, THE BOARD OF DIRECTORS MAY NOMINATE ANOTHER PERSON OR PERSONS IN SUBSTITUTION FOR SUCH NOMINEE AND THE PROXIES NAMED BELOW WILL VOTE FOR THE PERSON OR PERSONS SO NOMINATED OR FOR SUCH LESSER NUMBER OF DIRECTORS AS MAY BE PRESCRIBED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints W.R. CHANEY, J.N. FERNANDEZ, and P.B. DORSEY, and each of them, proxies, with full power of substitution, to act for the undersigned, and to vote all shares of common stock represented by this proxy which the undersigned may be entitled to vote at the 2002 Annual Meeting of Stockholders (and any adjournment thereof) as directed and permitted on the reverse side of this card and, in their judgment, on such matters as may be incident to the conduct of or may properly come before the meeting.

                                    IMPORTANT

                   THIS PROXY IS CONTINUED ON THE REVERSE SIDE

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

TIFFANY & CO.
727 Fifth Avenue
New York, N.Y. 10022

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                             THURSDAY, MAY 16, 2002

The Annual Meeting of Stockholders of Tiffany & Co. (the "Company") will be held in the Roof/Penthouse of The St. Regis Hotel, 2 East 55th Street at Fifth Avenue, New York, New York on May 16, 2002, at 10:00 a.m. New York time to consider and take action on the following:

1. Election of eight (8) directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified;

2. Approval of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company's fiscal 2002 financial statements.

All stockholders are cordially invited to attend, although only those stockholders of record as of the close of business on March 22, 2002 will be entitled to notice of and to vote at the meeting or any adjournments thereof. The transfer books will not be closed.

A list of stockholders entitled to vote will be available for inspection by interested stockholders at the offices of the Company, 600 Madison Avenue, 8th Floor, New York commencing on April 30, 2002 during ordinary business hours.

BY ORDER OF THE BOARD OF DIRECTORS

Patrick B. Dorsey
Secretary
New York, New York
April 10, 2002

YOUR VOTE IS IMPORTANT. EVEN IF IT IS YOUR DESIRE TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, VOTE BY INTERNET OR CALL IN YOUR VOTE.